UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT




     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (date of Earliest Event Reported) July 29, 1997
                                                         ---------------

               REALMARK PROPERTY INVESTORS LIMITED PARTNERSHIP IV
             (Exact Name of Registrant as specified in its Charter)



      Delaware                      0-14386                      16-1245153
--------------------          ---------------------         --------------------
(State of Formation)          (Commission File No.)         (IRS Employer
                                                             Identification No.)



                             2350 North Forest Road
                                   Suite 12-A
                            Getzville, New York 14068
                     (Address of Principal Executive Office)



Registrant's Telephone Number:         (716)  636-0280
                                      -----------------

ITEM 5.   OTHER EVENTS.

On July 16, 1997 the Partnership, and other limited partnerships in which Realmark Properties Inc., the Partnership's Corporate General Partner, serves as general partner, entered into contracts to sell multi-family residential properties, which included Creekside Apartments, Evergreen Apartments, Lakeview Apartments, Sutton Park Apartments and Willow Creek Apartments, to Partnership Equities, Inc. of Columbus, Ohio. Partnership Equities is not affiliated with the Partnership, the Corporate General Partner, or any affiliate of either.

The Corporate General Partner, acting under authority contained in the Limited Partnership Agreement, and on behalf of the best interests of the Limited Partners, entered into the contracts on behalf of the Partnership with the belief that the price and terms are fair to the Partnership.

The contracts were subject to a number of contingencies, including, but not limited to, the following: satisfactory title reports, satisfactory engineering reports on the condition of the improvements, and availability of government allocations allowing the property to qualify for a tax credit program.

The contracts for the sale of the above-identified residential properties (i.e. apartment complexes) were terminated recently. In the cases of the contracts for Creekside Apartments, Sutton Park Apartments and Evergreen Apartments, the purchaser was unable to secure the necessary tax credits and bonds allocated through the state agencies. The sale of Lakeview Apartments located in Milwaukee, Wisconsin was terminated because the city was unwilling to use their bond allocations for multi-family housing. The sale of Willow Creek Apartments was not consummated as the purchaser felt the extent of the needed rehab work at the property was more than the economics of the deal could support.

                                   SIGNATURES






Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




               REALMARK PROPERTY INVESTORS LIMITED PARTNERSHIP IV
--------------------------------------------------------------------------------
                 (Name of Registrant as Specified in Charter)








Date:   7/31/97                  /s/Joseph M. Jayson
     -----------                 -----------------------------------------------
                                 Joseph M. Jayson,
                                 President and Director